Exhibit 99.1
BRINKER INTERNATIONAL REPORTS SECOND QUARTER OF FISCAL 2024 RESULTS; AND UPDATES FISCAL 2024 GUIDANCE
DALLAS (January 31, 2024) – Brinker International, Inc. (NYSE: EAT) today announced its financial results for the second quarter ended December 27, 2023.
Second Quarter Fiscal 2024 Financial Highlights
Brinker International reported net income per diluted share of $0.94, in the second quarter of fiscal 2024, a 51.6% increase compared to the second quarter of fiscal 2023. Net income per diluted share, excluding special items (non-GAAP), was $0.99 in the second quarter of fiscal 2024, a 30.3% increase compared to the second quarter of fiscal 2023.
Our results for the second quarter of fiscal 2024 were primarily driven by effective marketing and pricing strategies. Guest traffic improved sequentially in the second quarter despite the headwind created by our decision to de-emphasize virtual brands. Comparable restaurant sales increased 5.2%, with an increase in comparable restaurant sales of 5.0% for Chili’s and 6.7% for Maggiano’s. The increase in Company sales resulted in operating income margin increasing to 5.8% and restaurant operating margin (non-GAAP) increasing to 13.1% for the second quarter.
“Our second quarter marked another quarter of year over year growth with continued margin improvement, driven by our strategy to simplify operations, improve our food, service, and atmosphere, and deploy an effective marketing plan,” said Kevin Hochman, Chief Executive Officer and President of Brinker International. “We’re pleased with our progress, which has allowed us to improve our traffic trends and now outpace the industry.”
Second Quarter Financial Results

	Second Quarter
	2024	2023	Variance
Company sales	$1,063.7	$1,009.4	$54.3
Total revenues	$1,074.1	$1,019.0	$55.1

Operating income	$62.4	$40.7	$21.7
Operating income as a % of Total revenues	5.8%	4.0%	1.8%
Restaurant operating margin, non-GAAP(1)	$139.8	$117.0	$22.8
Restaurant operating margin as a % of Company sales, non-GAAP(1)	13.1%	11.6%	1.5%
Net income	$42.1	$27.9	$14.2
Adjusted EBITDA, non-GAAP(1)	$107.0	$91.0	$16.0

Net income per diluted share	$0.94	$0.62	$0.32
Net income per diluted share, excluding special items, non-GAAP(1)	$0.99	$0.76	$0.23

Comparable Restaurant Sales(2)

Q2:24 vs 23
Brinker	5.2%
Chili’s	5.0%
Maggiano’s	6.7%
(1)See Non-GAAP Information and Reconciliations section below for more details.
(2)Comparable Restaurant Sales include restaurants that have been in operation for more than 18 full months. Restaurants temporarily closed for 14 days or more are excluded from comparable restaurant sales. Percentage amounts are calculated based on the comparable periods year-over-year.
Updates to Full Year Fiscal 2024 Guidance
We are providing the following updates to our full year fiscal 2024 guidance:
•Net income per diluted share, excluding special items, non-GAAP, is expected to be in the range of $3.45 - $3.70; and
•Total revenues are expected to be in the range of $4.30 billion - $4.35 billion.
We are reiterating the following full year fiscal 2024 guidance:
•Weighted average shares are expected to be in the range of 45 million - 46 million; and
•Capital expenditures are expected to be in the range of $175 million - $195 million.
The potential for changes in macroeconomic conditions, among other risks, could cause actual results to differ materially from those projected. We are unable to reliably forecast special items without unreasonable effort. As such, we do not present a reconciliation of forecasted non-GAAP measures to the corresponding GAAP measures.

Second Quarter of Fiscal 2024 Operating Performance
Segment Performance
The table below presents selected financial information (in millions, except as noted) related to our segments’ operational performance for the thirteen week periods ended December 27, 2023 and December 28, 2022:

	Chili’s			Maggiano’s
	Second Quarter		Variance	Second Quarter		Variance
	2024	2023		2024	2023
Company sales	$916.9	$869.3	$47.6	$146.8	$140.1	$6.7
Franchise revenues	10.3	9.4	0.9	0.1	0.2	(0.1)
Total revenues	$927.2	$878.7	$48.5	$146.9	$140.3	$6.6

Company restaurant expenses(1)	$810.5	$780.1	$30.4	$113.2	$112.2	$1.0
Company restaurant expenses as a % of Company sales	88.4%	89.7%	(1.3)%	77.1%	80.1%	(3.0)%

Operating income	$70.1	$48.4	$21.7	$28.2	$23.0	$5.2
Operating income as a % of Total revenues	7.6%	5.5%	2.1%	19.2%	16.4%	2.8%

Restaurant operating margin, non-GAAP(2)	$106.4	$89.2	$17.2	$33.6	$27.9	$5.7
Restaurant operating margin as a % of Company sales, non-GAAP(2)	11.6%	10.3%	1.3%	22.9%	19.9%	3.0%
(1)Company restaurant expenses includes Food and beverage costs, Restaurant labor and Restaurant expenses, and excludes Depreciation and amortization, General and administrative and Other (gains) and charges.
(2)See Non-GAAP Information and Reconciliations section below for more details.
Chili’s
•Chili’s Company sales increased primarily due to favorable comparable restaurant sales driven by increased menu pricing, partially offset by unfavorable menu item mix and lower traffic.
•Chili’s Company restaurant expenses, as a percentage of Company sales, decreased primarily due to sales leverage, menu pricing, favorable commodity costs, and lower delivery fees & to-go supplies, partially offset by increased advertising, hourly labor, and other restaurant expenses.
•Chili’s franchisees generated sales of approximately $216.9 million for the second quarter of fiscal 2024 compared to $213.4 million for the second quarter of fiscal 2023.
Maggiano’s
•Maggiano’s Company sales increased primarily due to favorable comparable restaurant sales driven by increased menu pricing and favorable menu item mix, partially offset by lower traffic.
•Maggiano’s Company restaurant expenses, as a percentage of Company sales, decreased primarily due to sales leverage, menu pricing, and favorable commodity costs, partially offset by increased restaurant expenses and hourly labor.

Income Taxes
•On a GAAP basis, the effective income tax rate was 8.1% in the second quarter of fiscal 2024. The effective income tax rate is lower than the statutory rate of 21% due primarily to leverage of the FICA tip credit. Excluding the impact of special items, the effective income tax rate was an expense of 9.1% in the second quarter of fiscal 2024.
Webcast Information
Investors and interested parties are invited to listen to today’s conference call, as management will provide further details of the quarter and business updates. The call will be broadcast live on Brinker’s website today, January 31, 2024 at 9 a.m. CDT:
https://investors.brinker.com/events/event-details/q2-2024-brinker-international-earnings-conference-call
For those who are unable to listen to the live broadcast, a replay of the call will be available shortly thereafter and will remain on Brinker’s website until at least the end of the day January 31, 2025.
Additional financial information, including statements of income which detail operations excluding special items, and comparable restaurant sales trends by brand, is also available on Brinker’s website under the Financial Information and Events & Presentations sections of the Investor tab.
Forward Calendar
•SEC Form 10-Q for the second quarter of fiscal 2024 filing on or before February 5, 2024
•Earnings release call for the third quarter of fiscal 2024 on April 30, 2024
Non-GAAP Measures
Brinker management uses certain non-GAAP measures in analyzing operating performance and believes that the presentation of these measures in this release provides investors with information that is beneficial to gaining an understanding of the Company’s financial results. Non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in the tables below.
About Brinker
Brinker International, Inc. is one of the world’s leading casual dining restaurant companies and home of Chili’s® Grill & Bar, Maggiano’s Little Italy,® and the It’s Just Wings® virtual brand. Founded in 1975 in Dallas, Texas, we’ve ventured far from home, but stayed true to our roots. Brinker owns, operates or franchises more than 1,600 restaurants in the United States and 29 other countries and two U.S. territories. Our passion is making everyone feel special, and we hope you feel that passion each time you visit one of our restaurants or invite us into your home through takeout or delivery. Learn more about Brinker and its brands at brinker.com.
Forward-Looking Statements
The statements and tables contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only based on our current plans and expectations as of the date such statements are made, and we undertake no obligation to update forward-looking statements to reflect events or circumstances arising after the date such statements are made. Forward-looking statements are neither predictions nor guarantees of future events or performance and are subject to risks and uncertainties which could cause actual results to differ materially from our historical results or from those projected in forward-looking statements. Such risks and uncertainties include, among other things, the impact of general economic conditions, including inflation, on economic activity and on our operations; disruptions on our business including consumer demand, costs, product mix, our strategic initiatives, our partners’ supply chains, operations, technology and assets, and our financial performance; the impact of competition; changes in consumer preferences; consumer perception of food safety; reduced consumer discretionary spending; unfavorable publicity; governmental regulations; the Company's ability to meet its business strategy plan; loss of key management personnel; failure to hire and retain high-quality restaurant management and team members; increasing regulation surrounding wage inflation and competitive labor markets; the impact of social media or other unfavorable publicity; reliance on technology and third party delivery providers; failure to protect the security of data of our guests and team members; product availability and supply chain disruptions; regional business and economic conditions; volatility in consumer, commodity, transportation, labor, currency and capital markets; litigation; franchisee success; technology failures; failure to protect our intellectual property; outsourcing; impairment of goodwill or assets; failure to maintain effective internal control over financial reporting; downgrades in credit ratings; changes in estimates regarding our assets; actions of activist shareholders; failure to comply with new environmental, social and governance (“ESG”) requirements; failure to achieve any goals, targets or objectives with respect to ESG matters; adverse weather conditions; terrorist acts; health epidemics or pandemics; tax reform; inadequate insurance coverage and limitations imposed by our credit agreements as well as the risks and uncertainties described in “Risk Factors” in our Annual Report on Form 10-K and future filings with the Securities and Exchange Commission.

BRINKER INTERNATIONAL, INC.
Consolidated Statements of Comprehensive Income (Loss) (Unaudited)
(In millions, except per share amounts)

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	December 27, 2023	December 28, 2022	December 27, 2023	December 28, 2022
Revenues
Company sales	$1,063.7	$1,009.4	$2,065.7	$1,955.5
Franchise revenues	10.4	9.6	20.9	19.0
Total revenues	1,074.1	1,019.0	2,086.6	1,974.5
Operating costs and expenses
Food and beverage costs	273.1	289.4	531.9	578.9
Restaurant labor	356.1	334.6	704.2	665.2
Restaurant expenses	294.7	268.4	585.5	537.2
Depreciation and amortization	41.3	41.8	83.2	83.7
General and administrative	43.2	35.6	85.6	75.1
Other (gains) and charges(1)	3.3	8.5	9.6	13.5
Total operating costs and expenses	1,011.7	978.3	2,000.0	1,953.6
Operating income	62.4	40.7	86.6	20.9
Interest expenses	16.7	13.9	33.7	26.2
Other income, net	(0.1)	(0.3)	(0.1)	(0.7)
Income (loss) before income taxes	45.8	27.1	53.0	(4.6)
Provision (benefit) for income taxes	3.7	(0.8)	3.7	(2.3)
Net income (loss)	$42.1	$27.9	$49.3	$(2.3)

Basic net income (loss) per share	$0.95	$0.63	$1.11	$(0.05)

Diluted net income (loss) per share	$0.94	$0.62	$1.09	$(0.05)

Basic weighted average shares outstanding	44.2	44.0	44.4	44.0

Diluted weighted average shares outstanding	44.9	44.8	45.1	44.0

Other comprehensive income (loss)
Foreign currency translation adjustment	$0.2	$0.1	$—	$(0.9)
Comprehensive income (loss)	$42.3	$28.0	$49.3	$(3.2)

(1)Other (gains) and charges included in the Consolidated Statements of Comprehensive Income (Loss) (Unaudited) included (in millions):

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	December 27, 2023	December 28, 2022	December 27, 2023	December 28, 2022
Enterprise system implementation costs	$2.1	$1.0	$4.1	$2.0
Litigation & claims, net	1.0	0.3	3.2	0.8
Restaurant closure asset write-offs and charges	0.2	3.3	0.8	4.8
Lease contingencies	—	—	0.5	—
Remodel-related asset write-offs	0.1	0.2	0.3	1.0
Gain on the disposition of restaurants	(0.4)	—	(0.4)	—
Loss from natural disasters, net of (insurance recoveries)	(0.6)	1.1	(0.4)	0.9
Other	0.9	2.6	1.5	4.0
Total other (gains) and charges	$3.3	$8.5	$9.6	$13.5
BRINKER INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	December 27, 2023	June 28, 2023
ASSETS
Total current assets	$211.3	$183.3
Net property and equipment	818.8	808.3
Operating lease assets	1,099.9	1,134.9
Deferred income taxes, net	101.7	93.4
Other assets	279.0	267.1
Total assets	$2,510.7	$2,487.0
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Total current liabilities	$590.0	$535.9
Long-term debt and finance leases, less current installments	882.4	912.2
Long-term operating lease liabilities, less current portion	1,087.6	1,125.8
Other liabilities	60.2	57.4
Total shareholders’ deficit	(109.5)	(144.3)
Total liabilities and shareholders' deficit	$2,510.7	$2,487.0

BRINKER INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Twenty-Six Week Periods Ended
	December 27, 2023	December 28, 2022
Cash flows from operating activities
Net income (loss)	$49.3	$(2.3)
Adjustments to reconcile Net income (loss) to Net cash provided by operating activities:
Depreciation and amortization	83.2	83.7
Deferred income taxes, net	(8.4)	(10.3)
Stock-based compensation	10.1	5.9
Non-cash other (gains) and charges	4.3	7.2
Net loss on disposal of assets	1.5	2.1
Other	1.3	0.9
Changes in assets and liabilities	9.0	(19.2)
Net cash provided by operating activities	150.3	68.0
Cash flows from investing activities
Payments for property and equipment	(89.5)	(95.3)
Proceeds from note receivable	1.3	2.1
Proceeds from sale of assets	0.7	—
Insurance recoveries	0.7	—
Net cash used in investing activities	(86.8)	(93.2)
Cash flows from financing activities
Borrowings on revolving credit facility	199.0	280.0
Payments on revolving credit facility	(224.0)	(240.0)
Payments on long-term debt	(5.6)	(11.3)
Purchases of treasury stock	(25.1)	(2.1)
Proceeds from issuance of treasury stock	0.5	—
Payments for debt issuance costs	(0.7)	—
Payments of dividends	—	(0.2)
Net cash (used in) provided by financing activities	(55.9)	26.4
Net change in cash and cash equivalents	7.6	1.2
Cash and cash equivalents at beginning of period	15.1	13.5
Cash and cash equivalents at end of period	$22.7	$14.7

BRINKER INTERNATIONAL, INC.
Restaurant Summary

			Fiscal 2024 New Openings
	Total Restaurants Open at December 27, 2023	Total Restaurants Open at December 28, 2022	Second Quarter Openings	Fiscal Year Openings	Full Year Projected Openings
Company-owned restaurants
Chili’s domestic	1,130	1,126	5	5	10
Chili’s international	4	5	—	—	—
Maggiano’s domestic	50	51	—	—	—
Total Company-owned	1,184	1,182	5	5	10
Franchise restaurants
Chili’s domestic	100	101	—	—	0-1
Chili’s international	372	363	11	14	19-24
Maggiano’s domestic	2	2	—	—	—
Total franchise	474	466	11	14	19-25
Total Company-owned and franchise
Chili’s domestic	1,230	1,227	5	5	10-11
Chili’s international	376	368	11	14	19-24
Maggiano’s domestic	52	53	—	—	—
Total	1,658	1,648	16	19	29-35
NON-GAAP INFORMATION AND RECONCILIATIONS
Comparable Restaurant Sales

	Comparable Restaurant Sales(1)		Price Impact		Mix-Shift(2)		Traffic
	Q2:24 vs 23	Q2:23 vs 22	Q2:24 vs 23	Q2:23 vs 22	Q2:24 vs 23	Q2:23 vs 22	Q2:24 vs 23	Q2:23 vs 22
Company-owned	5.2%	9.7%	7.1%	9.7%	(0.8)%	5.5%	(1.1)%	(5.5)%
Chili’s	5.0%	8.0%	6.6%	10.0%	(1.0)%	5.6%	(0.6)%	(7.6)%
Maggiano’s	6.7%	21.2%	10.5%	7.7%	0.4%	5.1%	(4.2)%	8.4%
Franchise(3)	0.3%	6.2%
U.S.	6.4%	4.1%
International	(2.7)%	7.3%
Chili’s domestic(4)	5.1%	7.5%
System-wide(5)	4.4%	9.1%
(1)Comparable Restaurant Sales include all restaurants that have been in operation for more than 18 full months. Restaurants temporarily closed 14 days or more are excluded from Comparable Restaurant Sales. Percentage amounts are calculated based on the comparable periods year-over-year.
(2)Mix-Shift is calculated as the year-over-year percentage change in Company sales resulting from the change in menu items ordered by guests.
(3)Franchise sales generated by franchisees are not included in Total revenues in the Consolidated Statements of Comprehensive Income (Loss) (Unaudited); however, we generate royalty revenues and advertising fees based on franchisee revenues, where applicable. We believe presenting Franchise Comparable Restaurant Sales provides investors relevant information regarding total brand performance.
(4)Chili’s domestic Comparable Restaurant Sales percentages are derived from sales generated by Company-owned and franchise-operated Chili’s restaurants in the United States.
(5)System-wide Comparable Restaurant Sales are derived from sales generated by Chili’s and Maggiano’s Company-owned and franchise-operated restaurants.

Reconciliation of Net Income Excluding Special Items (in millions, except per share amounts)
Brinker believes excluding special items from its financial results provides investors with a clearer perspective of the Company’s ongoing operating performance and a more relevant comparison to prior period results.

	Second Quarter
	Q2 24	EPS Q2 24	Q2 23	EPS Q2 23
Net income, GAAP	$42.1	$0.94	$27.9	$0.62
Special items - Other (gains) and charges(1)	3.3	0.07	8.5	0.19
Special items - Depreciation	0.0	—	0.1	—
Income tax effect related to special items(2)	(0.8)	(0.02)	(2.1)	(0.04)
Special items, net of taxes	2.5	0.05	6.5	0.15
Adjustment for special tax items	0.1	0.00	(0.3)	(0.01)
Net income, excluding special items, non-GAAP	$44.7	$0.99	$34.1	$0.76
(1)See footnote (1) to the Consolidated Statements of Comprehensive Income (Loss) (Unaudited) for additional details on the composition of Other (gains) and charges.
(2)Income tax effect related to special items is based on the statutory tax rate in effect at the end of each period.
Reconciliation of Restaurant Operating Margin (in millions, except percentages)
Q2 24

	Chili’s		Maggiano’s		Brinker
	Q2 24	Q2 23	Q2 24	Q2 23	Q2 24	Q2 23
Operating income, GAAP	$70.1	$48.4	$28.2	$23.0	$62.4	$40.7
Operating income as a % of Total revenues	7.6%	5.5%	19.2%	16.4%	5.8%	4.0%

Operating income, GAAP	$70.1	$48.4	$28.2	$23.0	$62.4	$40.7
Less: Franchise revenues	(10.3)	(9.4)	(0.1)	(0.2)	(10.4)	(9.6)
Plus: Depreciation and amortization	35.5	36.0	3.2	3.3	41.3	41.8
General and administrative	10.2	8.5	2.1	1.5	43.2	35.6
Other (gains) and charges	0.9	5.7	0.2	0.3	3.3	8.5
Restaurant operating margin, non-GAAP	$106.4	$89.2	$33.6	$27.9	$139.8	$117.0
Restaurant operating margin as a % of Company sales, non-GAAP	11.6%	10.3%	22.9%	19.9%	13.1%	11.6%
Restaurant operating margin is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative to operating income as an indicator of financial performance. Restaurant operating margin is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance of ongoing restaurant-level operations. This non-GAAP measure is not indicative of overall Company performance and profitability because this measure does not directly accrue benefit to the shareholders due to the nature of costs excluded.
We define Restaurant operating margin as Company sales less Food and beverage costs, Restaurant labor and Restaurant expenses. We believe this metric provides a more useful comparison between periods and enables investors to focus on the performance of restaurant-level operations by excluding revenues not related to food and beverage sales at Company-owned restaurants, corporate General and administrative expenses, Depreciation and amortization, and Other (gains) and charges. Restaurant operating margin as presented may not be comparable to other similarly titled measures of other companies in our industry.

Reconciliation of Adjusted EBITDA (in millions)
Adjusted EBITDA is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative to net income as an indicator of financial performance. Brinker believes presenting Adjusted EBITDA provides a useful measure of our operating performance, excluding the impacts of financing costs, capital expenditures and special items. We define Adjusted EBITDA as Net income (loss) before Provision (benefit) for income taxes, Other income, net, Interest expenses, Depreciation and amortization and Other (gains) and charges.

	Second Quarter		YTD
	Q2 24	Q2 23	Q2 24	Q2 23
Net income, GAAP	$42.1	$27.9	$49.3	$(2.3)
Provision (benefit) for income taxes	3.7	(0.8)	3.7	(2.3)
Other income, net	(0.1)	(0.3)	(0.1)	(0.7)
Interest expenses	16.7	13.9	33.7	26.2
Depreciation and amortization	41.3	41.8	83.2	83.7
Other (gains) and charges	3.3	8.5	9.6	13.5
Adjusted EBITDA, non-GAAP	$107.0	$91.0	$179.4	$118.1

FOR ADDITIONAL INFORMATION, CONTACT:

MIKA WARE
INVESTOR RELATIONS
investor.relations@brinker.com

MEDIA RELATIONS
media.requests@brinker.com

(800) 775-7290
3000 OLYMPUS BOULEVARD
DALLAS, TEXAS 75019